                            AGREEMENT AND PLAN OF MERGER

                                      BETWEEN

                                GENZYME CORPORATION

                               AND CELL GENESYS, INC.




                           -----------------------------

                            Dated as of October 18, 1999

                           -----------------------------


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                                  TABLE OF CONTENTS

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SECTION 1 - THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.1  The Merger.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.2  Effective Time.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.3  Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . .2

     1.4  Articles of Organization and By-Laws.. . . . . . . . . . . . . . . . . . .2

     1.5  Directors and Officers.. . . . . . . . . . . . . . . . . . . . . . . . . .2

     1.6  Conversion of Common Stock . . . . . . . . . . . . . . . . . . . . . . . .2

     1.7  CGI Options, Warrants and Purchase Rights. . . . . . . . . . . . . . . . .3

     1.8  Conversion of Series B Convertible Preferred Stock . . . . . . . . . . . .4

     1.9  Closing of CGI Transfer Books. . . . . . . . . . . . . . . . . . . . . . .4

     1.10 Exchange of Certificates.. . . . . . . . . . . . . . . . . . . . . . . . .5

     1.11 No Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     1.12 Lost Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     1.13 Withholding Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     1.14 Distributions with Respect to Unexchanged Shares . . . . . . . . . . . . .6

     1.15 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     1.16 Alternative Structure. . . . . . . . . . . . . . . . . . . . . . . . . . .6

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF CGI. . . . . . . . . . . . . . . . . .7

     2.1  Organization; Qualification; and Real Property . . . . . . . . . . . . . .7

     2.2  Authority to Execute and Perform Agreements. . . . . . . . . . . . . . . .7

     2.3  Capitalization and Title to Shares . . . . . . . . . . . . . . . . . . . .8

     2.4  CGI Subsidiaries and CGI Joint Ventures. . . . . . . . . . . . . . . . . .9

     2.5  SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     2.6  Financial Statements.. . . . . . . . . . . . . . . . . . . . . . . . . . 10

     2.7  Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . 10

     2.8  Absence of Certain Changes.. . . . . . . . . . . . . . . . . . . . . . . 11

     2.9  Absence of Questionable Payments . . . . . . . . . . . . . . . . . . . . 11

     2.10 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     2.11 Actions and Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . 12

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     2.12 Contracts and Other Agreements.. . . . . . . . . . . . . . . . . . . . . 12

     2.13 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . 13

     2.14 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     2.15 Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     2.16 Commercial Relationships . . . . . . . . . . . . . . . . . . . . . . . . 14

     2.17 Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     2.18 Employee Benefit Plans.. . . . . . . . . . . . . . . . . . . . . . . . . 16

     2.19 Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

     2.20 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 18

     2.21 No Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     2.22 Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     2.23 Anti-Takeover Laws.. . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     2.24 Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     2.25 Opinion of CGI's Financial Advisor . . . . . . . . . . . . . . . . . . . 21

     2.26 Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     2.27 Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . 21

     2.28 Proxy Statement and Registration Statement . . . . . . . . . . . . . . . 21

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF GENZYME. . . . . . . . . . . . . . . 22

     3.1  Organization.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     3.2  Authority to Execute and Perform Agreement.. . . . . . . . . . . . . . . 22

     3.3  Capitalization.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     3.4  SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     3.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     3.6  Absence of Undisclosed Genzyme Liabilities . . . . . . . . . . . . . . . 23

     3.7  No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . 24

     3.8  Actions and Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . 24

     3.9  No Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

     3.10 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . 24

     3.11 Proxy Statement and Registration Statement . . . . . . . . . . . . . . . 25


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     3.12 Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

SECTION 4 - COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . 26

     4.1  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . 26

     4.2  Corporate Examinations and Investigations. . . . . . . . . . . . . . . . 28

     4.3  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

     4.4  Authorization from Others. . . . . . . . . . . . . . . . . . . . . . . . 29

     4.5  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

     4.6  Preparation of Disclosure Documents. . . . . . . . . . . . . . . . . . . 29

     4.7  Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . 30

     4.8  Affiliate Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

     4.9  Nasdaq Exchange Listings . . . . . . . . . . . . . . . . . . . . . . . . 30

     4.10 No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

     4.11 Regulatory Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

     4.12 Termination of 401(k) Plan . . . . . . . . . . . . . . . . . . . . . . . 32

     4.13 Notification of Certain Matters. . . . . . . . . . . . . . . . . . . . . 32

     4.14 Registration of Certain Shares . . . . . . . . . . . . . . . . . . . . . 32

     4.15 Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

     4.16 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

     4.17 Sale of Abgnix Stock . . . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY TO
            CONSUMMATE THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . 33

     5.1  Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . 33

     5.2  Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . 34

     5.3  Absence of Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

     5.4  Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . 34

     5.5  HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GENZYME TO CONSUMMATE
            THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

     6.1  Representations, Warranties and Covenants. . . . . . . . . . . . . . . . 34

     6.2  Corporate Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 34


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     6.3  Secretary's Certificate. . . . . . . . . . . . . . . . . . . . . . . . . 34

     6.4  Affiliate Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

     6.5  Preferred Stock Approval . . . . . . . . . . . . . . . . . . . . . . . . 35

     6.6  Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

     6.7  Certificate of Merger. . . . . . . . . . . . . . . . . . . . . . . . . . 35

SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF CGI TO CONSUMMATE THE
            MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

     7.1  Representations, Warranties and Covenants. . . . . . . . . . . . . . . . 35

     7.2  Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

     7.3  Merger Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 8 - TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . 36

     8.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

     8.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 37

     8.3  Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

     8.4  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

     8.5  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

SECTION 9 - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

     9.1  No Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

     9.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

     9.3  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

     9.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

     9.5  Binding Effect; No Assignment; No Third-Party Beneficiaries. . . . . . . 39

     9.6  Section Headings, Construction . . . . . . . . . . . . . . . . . . . . . 39

     9.7  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

     9.8  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

     9.9  Submission to Jurisdiction; Waiver . . . . . . . . . . . . . . . . . . . 40

     9.10 Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

     9.11 Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . . . . 40

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                                      EXHIBITS

Exhibit A      Form of Agreement of Joinder to be executed by Merger Sub


Exhibit B      Form of Affiliate Letter

                            AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of
October 18, 1999 is between Genzyme Corporation ("Genzyme"), a Massachusetts corporation, and Cell Genesys, Inc. ("CGI"), a Delaware corporation. The parties wish to effect a business combination through a merger (the "Merger") of CGI with and into a wholly-owned subsidiary of Genzyme to be formed as a Massachusetts corporation ("Merger Sub") on the terms and conditions set forth herein. For United States Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitute a plan of reorganization within the meaning of
Section 1.368-2(g) of the income tax regulations promulgated under the Code.
For financial accounting purposes, it is intended that the Merger will be accounted for using the purchase method of accounting.

     In consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                SECTION 1 - THE MERGER

     1.1  THE MERGER.

          (a) Upon the terms and subject to the conditions hereof, and in accordance with the Business Corporation Law of The Commonwealth of Massachusetts (the "MBCL") and the General Corporation Law of the State of Delaware (the "DGCL"), CGI shall be merged with and into Merger Sub. The Merger shall occur at the Effective Time (as defined herein). Following the Merger, Merger Sub shall continue as the surviving corporation (sometimes referred herein as the "Surviving Corporation") and the separate corporate existence of CGI shall cease.

          (b) Prior to the Effective Time, Genzyme shall cause Merger Sub to be incorporated as a Massachusetts corporation, to adopt a charter and other organizational documents as may be necessary or advisable and which shall be appropriate for effecting the purposes of this Agreement, and to become a party to this Agreement pursuant to an Agreement of Joinder substantially in the form attached hereto as EXHIBIT A.

          (c) The name of the Surviving Corporation shall be "Cell Genesys, Inc." The purpose of the Surviving Corporation is to develop, manufacture and sell human health care products and to engage generally in any business that may lawfully be carried on by a corporation formed under Chapter 156B of the General Laws of Massachusetts.

     1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties shall cause articles of merger (the "Articles of Merger") with respect to the Merger to be filed and recorded in accordance with Section 79 of the MBCL and a certificate of merger (the "Certificate of Merger") with respect to the Merger to be filed and recorded in accordance with the DGCL, and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Articles of Merger and the Certificate of Merger are duly filed with the Secretary of The

Commonwealth of Massachusetts and the Secretary of State of Delaware, respectively, in accordance with the MBCL and the DGCL, or at such later time as is specified in the Articles of Merger and the Certificate of Merger (the "Effective Time"). Immediately prior to the filing of the Articles of Merger and the Certificate of Merger, a closing (the "Closing") will be held at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming the foregoing. The date on which the Closing occurs is referred to herein as the "Closing Date."

     1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Sections 80 and 81 of the MBCL and Sections 259, 260 and 261 of the DGCL.

     1.4 ARTICLES OF ORGANIZATION AND BY-LAWS. The Articles of Organization and By-Laws of Merger Sub, in each case as in effect immediately prior to the Effective Time, shall be the Articles of Organization and By-Laws of the Surviving Corporation until thereafter changed as provided therein or by applicable law.

     1.5 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case, until the earlier of his or her resignation or removal or otherwise ceasing to be a director or officer, as the case may be, or until his or her respective successor is duly elected and qualified.

     1.6  CONVERSION OF COMMON STOCK

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of Genzyme, CGI or Merger Sub:

               (i) Subject to payment of cash in lieu of fractional shares as provided in Section 1.6(a)(ii), each share of CGI common stock, $0.001 par value per share ("CGI Common Stock") outstanding immediately prior to the Effective Time, other than shares held by CGI or any CGI Subsidiary (as defined in Section 2.4(a)), shall be cancelled and extinguished and automatically converted into and become the right to receive a fraction of a share of Genzyme General Division Common Stock, $0.01 par value per share ("GGD Stock") equal to the Exchange Ratio (the "Common Stock Consideration"), and a corresponding percentage of a GGD Stock Purchase Right (a "GGD Purchase Right") under Genzyme's Amended and Restated Renewed Rights Agreement ("Genzyme's Rights Plan"). The "Exchange Ratio" shall mean $10.00 divided by the GGD Share Price; provided, however, that (A) if the GGD Share Price is greater than $55.13, then the Exchange Ratio shall equal 0.1814 and (B) if the GGD Share Price is less than $31.50 then the Exchange Ratio shall equal 0.3175. The "GGD Share Price" shall mean the average (rounded to the nearest cent) of the per share closing prices of GGD Stock as reported by the Nasdaq National Market (the "Nasdaq") for the twenty trading days ending on the fifth trading day prior to the Closing Date. Notwithstanding the foregoing, if within the period beginning on the date hereof and ending on the Closing Date, there is a change in the number of issued and outstanding shares of GGD Stock or CGI Common Stock as the result of a reclassification, subdivision, recapitalization, stock split (including reverse stock split) or stock dividend, the Exchange Ratio shall be equitably adjusted to eliminate the effect of such event.

               (ii) No fractional shares of GGD Stock shall be issued pursuant to this Agreement. In lieu of fractional shares, each stockholder who would otherwise have been entitled to a fraction of a share of GGD Stock hereunder (after aggregating all fractional shares to be received by such stockholder), shall receive, without interest, an amount in cash (rounded to the nearest whole cent) determined by multiplying such fraction by the per share closing price of GGD Stock as reported by the Nasdaq on the trading day immediately preceding the Effective Time.

          (b) All shares of CGI Common Stock held at the Effective Time by CGI or by a CGI Subsidiary shall be cancelled and extinguished and no payment shall be made with respect thereto.

          (c) Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be outstanding following, and shall be unaffected by, the Merger.

     1.7  CGI OPTIONS, WARRANTS AND PURCHASE RIGHTS

          (a) At the Effective Time, each outstanding option to purchase shares of CGI Common Stock (the "CGI Options") under CGI's 1989 Incentive Stock Option Plan or CGI's 1998 Incentive Stock Option Plan (the "CGI Stock Option Plans"), whether or not then exercisable, will be assumed by Genzyme. Each CGI Option so assumed by Genzyme under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable CGI Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each CGI Option will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of GGD Stock equal to the product of the number of shares of CGI Common Stock that were issuable upon exercise of such CGI Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of GGD Stock, and (ii) the per share exercise price for the shares of GGD Stock issuable upon exercise of such assumed CGI Option will be equal to the quotient determined by dividing the exercise price per share of CGI Common Stock at which such CGI Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Genzyme will issue to each holder of an outstanding CGI Option a notice describing the foregoing assumption of such CGI Options by Genzyme. The adjustments provided herein with respect to any CGI Options which are "incentive stock options" as defined in Section 422 of the Code shall be, and are intended to be, effected in a manner which is consistent with Section 424(a) of the Code so as to preserve the benefits of such "incentive stock options."

          (b) At the Effective Time, each outstanding warrant (the "CGI Warrants") to purchase shares of CGI Common Stock, whether or not then exercisable, will be assumed by Genzyme. Each CGI Warrant so assumed by Genzyme under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable CGI Warrant immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each CGI Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of GGD Stock equal to the product of the number of shares of CGI Common Stock that were issuable upon exercise of such CGI Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of GGD Stock, and (ii) the per share exercise price for the shares of GGD Stock issuable upon exercise of such assumed CGI Warrant will be equal to the quotient determined by dividing the exercise price per share of CGI Common Stock at which such CGI Common Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent. After the Effective Time, Genzyme will issue to each holder of an outstanding CGI Warrant a notice describing the foregoing assumption of such CGI Warrant by Genzyme. CGI shall timely give to relevant holders of CGI Warrants any notice required under the terms of such warrants to terminate such warrants or to reduce the exercise period with respect to such warrants in connection with the Merger.

          (c) CGI shall amend its Amended 1992 Employee Stock Purchase Plan (the "CGI Purchase Plan") so that as of the Effective Time (i) the CGI Purchase Plan is terminated and (ii) rights of participants in the CGI Purchase Plan with respect to any offering period then underway under the CGI Purchase Plan shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such plan. Prior to the Effective Time, CGI shall take all actions (including, if appropriate, amending the terms of the CGI Purchase Plan) that are necessary to give effect to the transactions contemplated by this Section 1.7(c).

     1.8  CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK.

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of Genzyme or CGI, each outstanding share of CGI Series B Convertible Preferred Stock, $0.001 par value per share ("CGI Series B Convertible Preferred Stock"), other than (x) shares held by Genzyme, CGI or any CGI Subsidiary which shall be cancelled and extinguished and no payment will be made with respect thereto and (y) shares for which the holder thereof has validly exercised redemption rights pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, shall be converted into the right to receive one share of preferred stock of Genzyme ("Genzyme Replacement Preferred Stock") having terms determined in accordance with the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, as modified as may be necessary or appropriate such that, in the reasonable judgment of Genzyme, Genzyme stockholder approval of the transactions contemplated hereby is not required under the Marketplace Rules of Nasdaq (or the rules of any exchange on which the GGD Stock is then quoted).

          (b) At the Effective Time, each right to purchase an additional share of CGI Series B Convertible Preferred Stock pursuant to the Securities Purchase Agreement, dated November 13, 1997 (the "Securities Purchase Agreement"), shall become the right to purchase a share of Genzyme Replacement Preferred Stock.

     1.9 CLOSING OF CGI TRANSFER BOOKS. At the Effective Time, the stock transfer books of CGI shall be closed and no further registration of transfers of shares of CGI Common Stock or CGI Series B Convertible Preferred Stock shall thereafter be made. On or after the Effective Time, any Certificates presented to the Exchange Agent or Genzyme for any reason shall be

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converted into the right to receive the Common Stock Consideration with respect to the shares of CGI Common Stock formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 1.14. A "Certificate" is a stock certificate that immediately prior to the Effective Time represented outstanding shares of CGI Common Stock that were converted into the right to receive the Common Stock Consideration.

     1.10 EXCHANGE OF CERTIFICATES. Genzyme shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Genzyme shall cause the Exchange Agent to mail, to all former holders of record of shares of CGI Common Stock that were converted into the right to receive shares of GGD Stock pursuant to
Section 1.6(a)(i), instructions for surrendering their Certificates in exchange for a certificate representing shares of GGD Stock (and the associated GGD Purchase Right) and cash in lieu of fractional shares. Upon surrender of Certificates for cancellation to the Exchange Agent, together with a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss of, and title to, the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and other requested documents and in accordance with the instructions thereon, the holder of such Certificates shall be entitled to receive in exchange therefor (a) a certificate representing that number of whole shares of GGD Stock into which the shares of CGI Common Stock theretofore represented by the Certificates so surrendered shall have been converted pursuant to the provisions of this Agreement and (b) a check in the amount of any cash due pursuant to Section 1.6(a)(ii) or Section 1.14. No interest will be paid or will accrue on any such amounts. Until surrendered in accordance with the provisions of this Section 1.10, each Certificate shall represent for all purposes only the right to receive Common Stock Consideration and, if applicable, amounts under Section 1.14. Shares of GGD Stock into which shares of CGI Common Stock shall be converted in the Merger at the Effective Time shall be deemed to have been issued at the Effective Time. If any certificates representing shares of GGD Stock are to be issued in a name other than that in which the Certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of GGD Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of he Exchange Agent that such tax has been paid or is not applicable. Beginning the date which is six months following the Closing Date, Genzyme shall act as the Exchange Agent and thereafter any holder of an unsurrendered Certificate shall look solely to Genzyme for any amounts to which such holder may be due, subject to applicable law. Notwithstanding any other provisions of this Agreement, any portion of the Common Stock Consideration remaining unclaimed five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity) shall, to the extent permitted by law, become the property of Genzyme free and clear of any claims or interest of any person previously entitled thereto. To the extent required, after the Effective Time, Genzyme will issue certificates representing shares of Genzyme Replacement Preferred Stock upon surrender for cancellation of certificates theretofore representing shares of Series B Convertible Preferred Stock, together with other reasonably requested documentation in accordance with the provisions set forth herein.

     1.11 NO LIABILITY. Neither the Surviving Corporation nor the Exchange Agent shall be liable to any person in respect of any shares (or dividends or distributions with respect thereto) or cash payments delivered to a public official pursuant to any applicable escheat, abandoned property or similar law.

     1.12 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Genzyme, the posting by such person of a bond in such reasonable amount as Genzyme may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, applicable certificates representing shares of GGD Stock, cash in lieu of fractional shares and any amounts due pursuant to
Section 1.14.

     1.13 WITHHOLDING RIGHTS. Genzyme shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of CGI Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Genzyme, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CGI Common Stock in respect of which such deduction and withholding was made.

     1.14 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividend or other distribution declared with respect to GGD Stock with a record date after the Effective Time will be paid to holders of unsurrendered Certificates until such holders surrender such Certificates. Upon the surrender of such Certificates in accordance with Section 1.10, there shall be paid to such holders, promptly after such surrender, the amount of dividends or other distributions, without interest, declared with a record date after the Effective Time and not paid because of the failure to surrender such Certificates for exchange.

     1.15 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of CGI, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of CGI, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     1.16 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, prior to the mailing of the Proxy Statement/Prospectus (as defined in Section 4.6(a)), CGI shall be entitled to revise the structure of the Merger as a direct merger of CGI with and into Genzyme if CGI is advised by Wilson, Sonsini, Goodrich and Rosati, Professional Corporation, that such restructuring is necessary for such firm to deliver the opinion contemplated by Section 7.2; provided that (a) the revised structure, in the opinion of Genzyme's counsel, will not subject Genzyme to adverse tax consequences, change the consideration payable by Genzyme, or otherwise adversely affect Genzyme, (b) the restructuring is not necessary due to CGI violating a covenant contained herein and (c) if Palmer & Dodge LLP is willing to provide the opinion contemplated by Section 7.2, an opinion from Palmer & Dodge LLP will satisfy the condition in that Section, and CGI shall not be entitled to revise the structure of the Merger pursuant to this Section. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure, including revisions reflecting the need for any required vote by Genzyme stockholders.

                  SECTION 2 - REPRESENTATIONS AND WARRANTIES OF CGI

     Except as set forth on the disclosure schedule delivered by CGI to Genzyme on the date hereof (the "CGI Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, CGI hereby makes the following representations and warranties to
Genzyme:

     2.1  ORGANIZATION; QUALIFICATION; AND REAL PROPERTY

          (a) Each of CGI, each CGI Subsidiary (as defined in Section 2.4(a)) and each CGI Joint Venture (as defined in Section 2.4(c)) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of CGI, each CGI Subsidiary and each CGI Joint Venture is qualified or otherwise authorized to transact business as a foreign corporation or other organization in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on the assets, properties, business, results of operations, financial condition or financial resources of CGI and the CGI Subsidiaries, taken as a whole (a "CGI Material Adverse Effect"); provided, however, (i) a decline in the market price of a share of CGI Common Stock,
(ii) litigation arising out of or resulting from the Merger or (iii) termination or modification of contracts in accordance with their terms shall not be considered a CGI Material Adverse Effect.

          (b) CGI has previously made available to Genzyme true and complete copies of the charter and bylaws or other organizational documents of CGI, each CGI Subsidiary and each CGI Joint Venture as presently in effect, and none of CGI, any CGI Subsidiary, or any CGI Joint Venture is in default in the performance, observation or fulfillment of such documents, except, in the case of CGI Subsidiaries and CGI Joint Ventures, such defaults that could not reasonably be expected to have a CGI Material Adverse effect.

          (c)  CGI and the CGI Subsidiaries own no real property.

     2.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. CGI has the corporate power and authority to enter into, execute and deliver this Agreement and, subject, in the case of consummation of the Merger to the adoption of this Agreement by the holders of CGI Common Stock, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of CGI. No other action on the part of CGI is necessary to consummate the transactions contemplated hereby (other than adoption of this Agreement by the holders of CGI Common Stock). This Agreement has been duly executed and delivered by CGI and constitutes a valid and binding obligation of CGI, enforceable in accordance with its terms.

     2.3  CAPITALIZATION AND TITLE TO SHARES

          (a) CGI is authorized to issue 80,000,000 shares of CGI Common Stock, of which 32,382,891 shares were issued and outstanding as of September 30, 1999. All of the issued and outstanding shares of CGI's Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights.

          (b) CGI has reserved 4,816,563 shares of CGI Common Stock for issuance pursuant to all of the CGI Options. CGI Options to purchase 3,902,371 shares of CGI Common Stock were outstanding as of September 30, 1999. SECTION 2.3(b) of the CGI Disclosure Schedule includes a true and complete list of all CGI Options with vesting schedules and exercise prices. True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished previously to Genzyme. Except as indicated in
SECTION 2.3(b) of the CGI Disclosure Schedule, CGI is not obligated to accelerate the vesting of any CGI Options as a result of the Merger.

          (c) CGI has reserved 757,434 shares of CGI Common Stock for issuance pursuant to all of the CGI Warrants. CGI Warrants to purchase 757,434 shares of CGI Common Stock were outstanding as of September 30, 1999. SECTION 2.3(c) of the CGI Disclosure Schedule includes a true and complete list of all outstanding warrants with vesting schedules and exercise prices. True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished previously to Genzyme.

          (d) CGI has reserved 105,987 shares of CGI Common Stock for future issuance under the CGI Purchase Plan through January 31, 2000.

          (e) CGI is authorized to issue 5,000,000 shares of Preferred Stock, $0.001 par value per share ("CGI Preferred Stock"). CGI has designated (i) 200,000 of such shares as Series A Participating Preferred Stock, none of which are issued and outstanding and all of which have been reserved for issuance under CGI's Fourth Amended and Restated Rights Plan ("CGI Rights Plan"), and
(ii) 400,000 of such shares as Series B Convertible Preferred Stock, 694 of which were issued and outstanding as of September 30, 1999. No other shares of CGI Preferred Stock are outstanding. All of the issued and outstanding shares of CGI Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights.

          (f) Except (i) shares indicated as issued and outstanding on September 30, 1999 in Section 2.3(a), and (ii) shares issued after September 30, 1999, upon (A) the exercise of outstanding CGI Options listed in SECTION 2.3(b) of the CGI Disclosure Schedule, (B) the exercise of outstanding CGI Warrants listed in SECTION 2.3(c) of the CGI Disclosure Schedule, (C) the exercise of purchase rights in accordance with the CGI Purchase Plan and in an amount not in excess of the number indicated as reserved for such purpose in Section 2.3(d) and (D) the conversion of shares of CGI Series B Convertible Preferred Stock indicated as issued and outstanding on September 30, 1999 in SECTION 2.3(e), there are not as of the date hereof, and at the Effective Time there will not be, any shares of CGI Common Stock issued and outstanding.

          (g) CGI's authorized capital stock consists solely of the CGI Common Stock described in Section 2.3(a) and the CGI Preferred Stock described in
Section 2.3(e).  There are
not as of the date hereof, and at the Effective Time there will not be, authorized or outstanding any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating CGI to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of CGI or obligating CGI to grant, extend or enter into any such agreement, other than CGI Options listed in SECTION 2.3(b) of the CGI Disclosure Schedule, CGI Warrants listed in SECTION 2.3(c) of the CGI Disclosure Schedule, the shares of CGI Series B Convertible Preferred Stock described in Section 2.3(e), rights to purchase shares of CGI Common Stock pursuant to the CGI Purchase Plan and rights to acquire up to 877 shares of CGI Series B Convertible Preferred Stock pursuant to the Securities Purchase Agreement. To the best knowledge of CGI, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of CGI, except as set forth in SECTION 2.3(g) of the CGI Disclosure Schedule.

          (h) Neither CGI nor any CGI Subsidiary beneficially owns any shares of capital stock of Genzyme.

          (i) CGI has no outstanding bonds, debentures, notes or other indebtedness which have the right to vote on any matters on which stockholders may vote.

     2.4  CGI SUBSIDIARIES AND CGI JOINT VENTURES

          (a) SECTION 2.4(a) of the CGI Disclosure Schedule sets forth all of the CGI Subsidiaries and the jurisdiction in which each is incorporated or organized. Except as set forth in SECTION 2.4(a) of the CGI Disclosure Schedule, all issued and outstanding shares or other equity interests of each CGI Subsidiary are owned directly by CGI free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "CGI Subsidiary" means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which CGI or any CGI Subsidiary is a general partner or (ii) at least 50% of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership or other organization are directly or indirectly owned or controlled by CGI or by any CGI Subsidiary, or by CGI and one or more CGI Subsidiary.

          (b) There are not as of the date hereof, and at the Effective Time there will not be, any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any CGI Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, shares of the capital stock or other securities of CGI or any CGI Subsidiary or obligating CGI or any CGI Subsidiary to grant, extend or enter into any such agreement. To the best of knowledge of CGI, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any CGI Subsidiary.

          (c) SECTION 2.4(c) of the CGI Disclosure Schedule sets forth, for each CGI Joint Venture, the interest held by CGI and the jurisdiction in which such CGI Joint Venture is organized. Except as set forth in SECTION 2.4(c) of the CGI Disclosure Schedule, interests in CGI Joint Ventures held by CGI are held directly by CGI, free and clear of any charges, liens, encumbrances, security interest or adverse claims. The term "CGI Joint Venture" means any corporation or other entity (including partnerships, limited liability companies and other business associations) that is not a CGI Subsidiary and in which CGI or one or more CGI Subsidiaries owns an equity interest (other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or other equity of any such entity).

     2.5 SEC REPORTS. CGI previously has delivered to Genzyme its (a) Annual Report on Form 10-K for the year ended December 31, 1998 (the "CGI 10-K"), as filed with the Securities and Exchange Commission (the "SEC"), (b) all proxy statements relating to CGI's meetings of stockholders held or to be held after December 31, 1998 and (c) all other documents filed by CGI with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997. As of their respective dates, such documents complied, and all documents filed by CGI with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in all material respects, with applicable SEC requirements and did not, or in the case of documents filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1997, CGI has timely filed, and between the date of this Agreement and the Closing Date will timely file, with the SEC all reports required to be filed by it under the Exchange Act. No CGI Subsidiary is required to file any form, report or other document with the SEC.

     2.6  FINANCIAL STATEMENTS.    The consolidated financial statements
contained in the CGI 10-K and in CGI's quarterly report on Form 10-Q for the quarter ended June 30, 1999 (the "CGI 10-Q") have been prepared from, and are in accordance with, the books and records of CGI and present fairly, in all material respects, the consolidated financial condition and results of operations of CGI and the CGI Subsidiaries as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject in the case of the unaudited financial statements included in the CGI 10-Q to normal year-end adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

     2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As at December 31, 1998, CGI and the CGI Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the balance sheet dated December 31, 1998 (or the notes thereto) included in the CGI 10-K (the "CGI Balance Sheet") that were not adequately reflected or reserved against on the CGI Balance Sheet. CGI has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, other than liabilities (a) adequately reflected or reserved against on the CGI Balance Sheet, (b) reflected in CGI's unaudited balance sheet dated June 30, 1999, included in the CGI 10-Q, (c) included in SECTION 2.7 of the CGI Disclosure Schedule or (d) incurred since June 30, 1999 in the ordinary course of business consistent with past practice.

     2.8  ABSENCE OF CERTAIN CHANGES.

          (a) Since June 30, 1999, there has not been any change, event or circumstance, including the departure or expected departure of employees, that has had, or is reasonably likely to have, a CGI Material Adverse Effect.

          (b) Since June 30, 1999, except as disclosed in SECTION 2.8 of the CGI Disclosure Schedule, there has not been any action taken by CGI or any CGI Subsidiary during the period after June 30, 1999 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1.

     2.9 ABSENCE OF QUESTIONABLE PAYMENTS. Neither CGI nor any CGI Subsidiary nor, to the best of CGI's knowledge, any director, officer, agent, employee or other person acting on behalf of CGI, or any CGI Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign law. Neither CGI nor any CGI Subsidiary nor, to the best of CGI's knowledge, any director, officer, agent, employee or other person acting on behalf of CGI or any CGI Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures.

     2.10 COMPLIANCE WITH LAWS

          (a) CGI and the CGI Subsidiaries have all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of their businesses (collectively, "Permits"); such Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of CGI, threatened to revoke or limit any Permit.

          (b) CGI and the CGI Subsidiaries are not in violation of and have no liabilities, whether accrued, absolute, contingent or otherwise, under any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, relating to the operation of clinical testing laboratories, labor and employment practices, health and safety, zoning, pollution or protection of the environment, except for violations of or liabilities under any of the foregoing which could not, in the aggregate, reasonably be expected to have a CGI Material Adverse Effect.

          (c) Each product or product candidate subject to the United States Food and Drug Administration (the "FDA") jurisdiction under the Federal Food, Drug and Cosmetic Act ("FDCA") that is manufactured, tested, distributed, held, and/or marketed by CGI or any CGI Subsidiary is being manufactured, tested, distributed, held and marketed in compliance with all applicable requirements under the FDCA including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security.

     2.11 ACTIONS AND PROCEEDINGS. Except as set forth in SECTION 2.11 of the CGI Disclosure Schedule, there are no outstanding orders, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against CGI, any CGI Subsidiary, any CGI Joint Venture or any of their assets or properties. Except as set forth in SECTION
2.11 of the CGI Disclosure Schedule, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of CGI, threatened against CGI, any CGI Subsidiary, any CGI Joint Venture or any of their securities, assets or properties. To the best knowledge of CGI, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation that, individually or in the aggregate, could be reasonably expected to have a CGI Material Adverse Effect or interfere with CGI's ability to consummate the transactions contemplated hereby.

     2.12 CONTRACTS AND OTHER AGREEMENTS.

          (a) Neither CGI nor any CGI Subsidiary is a party to or bound by, and neither they nor their properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K of the SEC which is not disclosed in the CGI 10-K or the CGI 10-Q. All of such contracts and other agreements and all of the contracts required to be set forth in SECTION 2.12 of the CGI Disclosure Schedule are valid, subsisting, in full force and effect, binding upon CGI or the applicable CGI Subsidiary, and, to the best knowledge of CGI, binding upon the other parties thereto in accordance with their terms, and CGI and the CGI Subsidiaries are not in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

          (b) SECTION 2.12 of the CGI Disclosure Schedule sets forth a list of the following contracts and other agreements to which CGI or any CGI Subsidiary is a party or by or to which they or their assets or properties are bound or subject:

               (i) any agreement (A) involving research, development or the license of Proprietary Rights (as defined in Section 2.13), (B) granting a right of first refusal, or right of first offer or comparable right with respect to Proprietary Rights, (C) relating to a joint venture, partnership or other arrangement involving a sharing of profits, losses, costs or liabilities with another person or entity, (D) providing for the payment or receipt by CGI or a CGI Subsidiary of milestone payments or royalties, or (E) that individually requires aggregate expenditures by CGI and/or any CGI Subsidiary in any one year of more than $150,000;

               (ii) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money in excess of $150,000;

               (iii) any agreement of surety, guarantee or indemnification that involves potential obligations in excess of $150,000;

               (iv) any agreement that limits or restricts CGI, any CGI Subsidiary or any of their affiliates or successors in competing or engaging in any line of business, in any geographic area or with any person;

               (v) any interest rate, equity or other swap or derivative instrument; or

               (vi) any agreement obligating CGI to register securities under the Securities Act.

          (c) To the best of CGI's knowledge, no executive officer or director of CGI has (whether directly or indirectly through another entity in which such person has a material interest, other than as the holder of less than 2% of a class of securities of a publicly traded company) any material interest in any property or assets of CGI (except as a stockholder) or a CGI Subsidiary, any competitor, customer, supplier or agent of CGI or a CGI Subsidiary or any person that is currently a party to any material contract or agreement with CGI or a CGI Subsidiary.

     2.13 INTELLECTUAL PROPERTY. CGI, the CGI Subsidiaries and the CGI Joint Ventures own, or are licensed to use, or otherwise have the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, inventions, copyrights, and all other technology and intellectual property (including, without limitation, biological materials), all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights running to or from CGI, a CGI Subsidiary or a CGI Joint Venture relating to any of the foregoing that are material to their businesses as presently conducted, including those that are related to the gene activation technology described in the CGI 10-K (collectively, the "Proprietary Rights"), subject to out licenses listed on the CGI Disclosure Schedule. A list of all copyrights, trademarks, servicemarks, tradenames, patents and patent applications held by CGI or a CGI Subsidiary has been delivered previously to Genzyme and is included in SECTION 2.13 of the CGI Disclosure Schedule. All patents, registered trademarks and copyrights set forth on the list referred to above are valid and subsisting. CGI is not aware of any basis for any claim by any third party that the businesses of CGI, the CGI Subsidiaries or the CGI Joint Ventures infringe upon the proprietary rights of others, nor has CGI, any CGI Subsidiary or, to the best knowledge of CGI, any CGI Joint Venture received any written notice or claim of infringement from any third party. CGI is not aware of any existing or threatened infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights. Except as disclosed in SECTION
2.13 of the CGI Disclosure Schedule, to the best of CGI's knowledge, CGI and the CGI Subsidiaries have the unencumbered right to sell their products and services (whether now offered for sale or under development) free from any royalty or other financial obligations to third parties. To the best knowledge of CGI, none of the activities of the employees of CGI or any CGI Subsidiary on behalf of such entity violates any agreement or arrangement which any such employees have with former employers. The policies and procedures of CGI and the CGI Subsidiaries designed to establish and protect the Proprietary Rights are described in SECTION 2.13 of the CGI Disclosure Schedule. To the best of CGI's knowledge, all employees and consultants who contributed to the discovery or development of any of the Proprietary Rights (other than Proprietary Rights licensed to CGI or a CGI Subsidiary by any party other than a consultant to CGI or CGI Subsidiary) did so either (a) within the scope of his or her employment such that, in accordance with applicable law, all Proprietary Rights arising therefrom became the exclusive property of CGI or the CGI Subsidiary or (b) pursuant to written agreements assigning all Proprietary Rights arising therefrom to CGI or the CGI Subsidiary.

     2.14 INSURANCE. SECTION 2.14 of the CGI Disclosure Schedule sets forth a true and complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of CGI and the CGI Subsidiaries. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by CGI and the CGI Subsidiaries and are in conformity with the requirements of all leases or other agreements to which CGI or the relevant CGI Subsidiary is a party and, to the best knowledge of CGI, are valid and enforceable in accordance with their terms. Neither CGI nor any CGI Subsidiary is in default with respect to any provision contained in such policy or binder nor has any of CGI or a CGI Subsidiary failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Neither CGI nor any CGI Subsidiary has received notice of cancellation or non-renewal of any such policy or binder.

     2.15 YEAR 2000 COMPLIANCE.

          (a) Except as disclosed in SECTION 2.15 of the CGI Disclosure Schedule, to the best of CGI's knowledge. all computer hardware, firmware, software, systems, databases, devices, machinery, equipment and related items (including embedded microcontrollers in non-computer equipment), embedded within their products, and/or necessary for CGI and the CGI Subsidiaries to carry on their businesses as presented conducted ("Systems") are Year 2000 Compliant.
For purposes of this Agreement, "Year 2000 Compliant" means, when used with respect to Systems, that such Systems, whether used alone or in combination, will correctly differentiate between years, in different centuries, and will accurately process date/time data (including, where applicable, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations and unusual date situations, without interruption.

          (b) Schedule 2.15 of the CGI Disclosure Schedule sets forth (i) an assessment of all Systems that could be adversely affected by a failure to be Year 2000 Compliant on a timely basis and (ii) a plan and time line for becoming Year 2000 Compliant. Based on such assessment, CGI estimates that the total cost of rendering the Systems Year 2000 Compliant (exclusive of normal system upgrades and replacements) will not be material.

     2.16 COMMERCIAL RELATIONSHIPS. The relationships of CGI, the CGI Subsidiaries and the CGI Joint Ventures with their collaborators and contract manufacturers are generally good commercial working relationships. Except as set forth in SECTION 2.16 of the CGI Disclosure Schedule, no such entity has canceled or otherwise terminated its relationship with CGI, a CGI Subsidiary or a CGI Joint Venture or has, during the last twelve months, materially altered its relationship with CGI, a CGI Subsidiary or a CGI Joint Venture. Except as set forth in SECTION 2.16 of the CGI Disclosure Schedule, CGI does not know of any plan or intention of any such entity, and has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially and adversely modify its relationship with CGI, a CGI Subsidiary or a CGI Joint Venture. Without limiting the generality of the foregoing, under CGI's collaboration with Japan Tobacco Inc. ("JT") governed by the GVAX-TM-Agreement (the "JT Agreement") by and between JT and CGI, effective as of December 18, 1998, (a) CGI reasonably expects the Committed Funding Amount (as such term is defined in the JT Agreement) in each of 2000 and

2001 to be at least equal to the applicable amount set forth in the table in
Section 6.1.6(a) of the JT Agreement, (b) CGI reasonably expects to receive on or about December 18, 1999 (or, if after December 20, 1999, has previously received) a payment from JT equal to $2.5 million pursuant to Section 6.2.1 of the JT Agreement and (c) JT has not terminated, has not indicated an intention to terminate and has not proposed to materially modify the JT Agreement or any part thereof.

     2.17 TAX MATTERS

          (a) For purposes of this Agreement, the term "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means all United States federal, state, and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, including any liability for taxes of a predecessor entity. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement filed or required to be filed with any taxing authority in connection with the determination, assessment, collection or imposition of any Taxes.

          (b) All Tax Returns required to be filed on or before the date hereof by or with respect to CGI and the CGI Subsidiaries have been filed within the time and in the manner prescribed by law. All such Tax Returns are true, correct and complete in all material respects, and all Taxes owed by CGI or the CGI Subsidiaries, whether or not shown on any Tax Return, have been paid. CGI and the CGI Subsidiaries file Tax Returns in all jurisdictions where they are required to so file.

          (c) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of CGI or the CGI Subsidiaries, other than with respect to Taxes not yet due and payable.

          (d) No audit is currently pending with respect to any Tax Return of CGI or the CGI Subsidiaries, nor is CGI or its officers or directors aware of any information which has caused or should cause them to believe that an audit by any tax authority may be forthcoming. No deficiency for any Taxes has been proposed in writing against CGI or the CGI Subsidiaries, which deficiency has not been paid in full. No issue relating to CGI or the CGI Subsidiaries or involving any Tax for which CGI or the CGI Subsidiaries might be liable has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles, could reasonably be expected to result in a deficiency for Taxes of CGI or the CGI Subsidiaries for any subsequent period, and neither CGI nor its officers or directors knows of any other basis for the assertion of such a deficiency.

          (e) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to CGI or the CGI Subsidiaries for any taxable period; no power of attorney granted by or with respect to CGI or the CGI Subsidiaries relating to Taxes is currently in force; and no extension of time for filing any Tax Return required to be filed by or on behalf of CGI or any CGI Subsidiary is in force. CGI has made available to

Genzyme complete and correct copies of all income Tax Returns, audit reports and statements of deficiencies for each of the last three taxable years filed by or issued to or with respect to CGI or the CGI Subsidiaries.

          (f) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to CGI or the CGI Subsidiary or any of their assets or properties.

          (g) CGI and the CGI Subsidiaries are not and have never been a party to or bound by, nor do they have or have they ever had any obligation under, any Tax sharing agreement or similar contract or arrangement. Neither CGI nor any CGI Subsidiary has any liability for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (h) Except as set forth in the CGI Disclosure Schedule, there is no contract or agreement, plan or arrangement obligating CGI or the CGI Subsidiaries to make any payment that would not be deductible by reason of
Section 162(m) or 280G of the Code. Neither CGI nor any CGI Subsidiary has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     2.18 EMPLOYEE BENEFIT PLANS.

          (a) SECTION 2.18 of the CGI Disclosure Schedule sets forth a complete list of all pension, savings, profit sharing, retirement, deferred compensation, employment, welfare, fringe benefit, insurance, short and long term disability, incentive, bonus, stock, vacation pay, severance pay and similar plans, programs or arrangements (the "Plans"), including without limitation all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by CGI or the CGI Subsidiaries or to which CGI or any of the CGI Subsidiaries are parties or required to contribute.

          (b) CGI has delivered or made available to Genzyme current, accurate and complete copies of (i) each Plan that has been reduced to writing and all amendments thereto, (ii) a summary of the material terms of each Plan that has not been reduced to writing, including all amendments thereto, (iii) the summary plan description for each Plan subject to Title I of ERISA, and in the case of each other Plan, any similar employee summary (including but not limited to any employee handbook description), (iv) for each Plan intended to be qualified under Section 401(a) or Section 501(c)(9) of the Code, the most recent determination letter or exemption determination issued by the Internal Revenue Service ("IRS"), (v) for each Plan with respect to which a Form 5500 series annual report/return is required to be filed, the most recently filed such annual report/return and annual report/return for the two preceding years, together with all schedules and exhibits, (vi) all insurance contracts, administrative services contracts, trust agreements, investment management agreements or similar agreements maintained in connections with any Plan, (vii) copies of any correspondence from the IRS, Department of Labor ("DOL") or other U.S. government agency or department relating to an audit or an asserted or assessed penalty with respect to a Plan or relating to requested relief from any liability or penalty (including, but not limited to, any correspondence relating to the IRS's EPCRS, APRSC, VCR, CAP or Walk-in CAP programs or the DOL's amnesty programs for late filers and non-filers), (viii) for each Plan that is a defined benefit pension plan, copies of the most recent actuarial valuation report and actuarial valuation report for the three preceding years, (ix) for each Plan that is intended to be qualified under Code Section 401(a), copies of compliance testing results (nondiscrimination testing (401(a)(4), ADP, ACP, multiple use), 402(g), 415 and top-heavy tests) for the most recent plan year and three preceding plan years, and (x) copies of COBRA and HIPPA forms and notices used for each Plan that is a group health plan. No employee benefit handbook or similar employee communication relating to any Plan nor any written communication of benefits under such Plan describes the Plan in a manner materially inconsistent with the documents and summary plan descriptions relating to such Plan that have been delivered pursuant to the preceding sentence.

          (c) There is no entity (other than CGI or any CGI Subsidiary) that together with CGI or any CGI Subsidiary would be treated as a single-employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. Neither CGI nor any CGI Subsidiary has ever maintained, contributed to or incurred any liability under any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or a "multiple employer plan" as defined in Section 413(c) of the Code. Neither CGI nor any CGI Subsidiary has incurred any liability under Sections 4062, 4063 or 4201 of ERISA.

          (d) Each Plan maintained by CGI or a CGI Subsidiary which is intended to be qualified under either Section 401(a) or 501(c)(9) of the Code ("Qualified Plans") is so qualified. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and to the knowledge of CGI, nothing has been done or not done with respect to any Plan that could result in any liability on the part of CGI or any CGI Subsidiary under Title I of ERISA or Chapter 43 of the Code. All reports, forms and notices required to be filed with respect to each Plan, including without limitation Form 5500 series annual reports/returns and PBGC Form 1s, have been timely filed. All contributions, premiums and other amounts due to or in connection with each Plan under the terms of the Plan or applicable law have been timely made, and provision has been made on the balance sheet included in the CGI 10-Q for such contributions, premiums and other amounts that were due as of the date of the balance sheet but were attributable to service before such date.

          (e) No "reportable event" as defined in Section 4043 of ERISA has occurred with respect to any Plan subject to Title IV of ERISA. With respect to each Plan subject to Title IV of ERISA, such Plan has no unfunded benefit liabilities and such Plan could be terminated in a "standard termination" under
Section 4041(b) of ERISA on or before the Effective Time without any additional contribution from any contributing employer (but disregarding any other prerequisites for terminating such Plan). With respect to each Plan subject to
Section 412 of the Code, there is no accumulated funding deficiency (whether or not waived) under such Plan.

          (f) All claims for benefits incurred by employees on or before the Closing Date are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code or Section 601 et seq. of ERISA, other applicable law or as otherwise set forth in this Agreement, there are no obligations under any Plan providing benefits after termination of employment.

          (g) Neither CGI nor any CGI Subsidiary has contracted with any "leased employee" within the meaning of Section 414 of the Code or any "independent contractor".

          (h) Except for individual employment agreements, each Plan can be amended, modified or terminated without advanced notice to or consent by any employee, former employee or beneficiary, except as required by law.

     2.19 EMPLOYEE RELATIONS.

          (a) CGI and the CGI Subsidiaries generally enjoy good employer-employee relations. Except as indicated in SECTION 2.19 of the CGI Disclosure Schedule, upon termination of the employment of any employees, none of CGI, the CGI Subsidiaries nor Genzyme will be liable, by reason of the Merger or anything done prior to the Effective Time, to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with normal policies). True and complete information as to all current directors, officers, employees or consultants of CGI and the CGI Subsidiaries including, in each case, name, current job title and annual rate of compensation has been made available previously to Genzyme.

          (b) No work stoppage or labor strike against CGI or any CGI Subsidiary is pending or threatened. Neither CGI nor any CGI Subsidiary is involved in or, to the knowledge of CGI, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints, that, if adversely determined, would result in material liability to CGI. Neither CGI nor any CGI Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, directly or indirectly result in material liability to CGI. Neither CGI nor any CGI Subsidiary is presently, nor has it been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees other than as set forth in SECTION 2.19 of the CGI Disclosure Schedule and no collective bargaining agreement is being negotiated by CGI or any CGI Subsidiary. No union organizing campaign or activity with respect to non-union employees of CGI or any CGI Subsidiary is ongoing, pending or, to the best knowledge of CGI, threatened.

     2.20 ENVIRONMENTAL MATTERS

          (a) Except as, individually or in the aggregate, could not reasonably be expected to have a CGI Material Adverse Effect, (i) neither CGI nor any of the CGI Subsidiaries has violated, is in violation of, or been notified that it is in violation of, any Environmental Law, (ii) except in full compliance with Environmental Laws, neither CGI nor any of the CGI Subsidiaries has generated, used, handled, transported or stored any Hazardous Materials or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility; (iii) there has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of any Environmental Law at any site owned or operated by, or premises leased by, CGI or any of the CGI Subsidiaries during the period of CGI's or such CGI Subsidiary's ownership, operation or lease or, to the best of CGI's knowledge, prior thereto, nor has there been or is there threatened any Release of any Environmental Contaminants into, on, at or from any such site or premises, including without limitation into the ambient air, groundwater, surface water, soils or subsurface strata, during such period or, to the best of CGI's knowledge, prior thereto in violation of any Environmental Law or which created or will create an obligation to report or respond in any way to such Release. There is no underground storage tank or other container at any site owned or operated by, or premises leased by, CGI or any CGI Subsidiary or, to the best of CGI's knowledge, on any site formerly owned or operated by, or premises formerly leased by, CGI or any CGI Subsidiary.

          (b) Neither CGI nor any CGI Subsidiary has received notification in any form that, and CGI has no knowledge that, any site currently or formerly owned or operated by, or premises currently or formerly leased by, CGI or any CGI Subsidiary is the subject of any federal, state or local civil, criminal or administrative investigation evaluating whether, or alleging that, any action is necessary to respond to a Release or a threatened Release of any Environmental Contaminant. No such site or premises is listed, or to CGI's knowledge, proposed for listing, on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as provided under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any comparable state or local governmental lists. Neither CGI nor any CGI Subsidiary has received written notification of, and CGI has no knowledge of, any potential responsibility of CGI or any CGI Subsidiary pursuant to the provisions of (i) CERCLA, (ii) any similar Federal, state, local or other Environmental Law, or (iii) any order issued pursuant to the provisions of any such Environmental Law with respect to Environmental Contaminants used, manufactured, generated, stored, or treated at, transported from, or disposed of on, any site currently or formerly owned or operated by, or premises currently or formerly leased by, CGI or any CGI Subsidiary.

          (c) CGI and the CGI Subsidiaries have obtained all permits required by Environmental Law necessary to enable them to conduct their respective businesses and are in compliance with all material aspects of said permits.

          (d) There is no environmental or health and safety matter that reasonably could be expected to have a CGI Material Adverse Effect. CGI previously has furnished to Genzyme copies of any and all environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials or Release of Environmental Contaminant, spill control plans and all other material correspondence, documents or communications with any governmental agency or other entity regarding the foregoing.

          (e)  For purposes of this Agreement:

               (i) "Environmental Laws" means any Federal, state, local or foreign laws (including common law), regulations, codes, rules, orders, ordinances, permits, requirements and final governmental determinations pertaining to the environment, pollution or protection of human health, safety or the environment, as adopted or in effect in the jurisdictions in which the applicable site or premises are located, including without limitation: the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
Section 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7

U.S.C. Section 136 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 1001 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended 42 U.S.C. Section 2011 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651 et seq.; the Federal Food, Drug and Cosmetic Act, as amended 21 U.S.C. Section 301 et seq. (insofar as it regulates employee exposure to Hazardous Substances), and any state or local statute of similar effect; and including without limitation any laws relating to protection of safety, health or the environment which regulate the use of biological agents or substances including medical or infectious wastes as any such laws have been amended;

               (ii) "Environmental Contaminant" means Hazardous Materials, or any other pollutants, contaminants, toxic or constituent substances or waste radioactive substances, materials or special wastes, petroleum or petroleum products, polychlorinated bi-phenals, asbestos containing materials, or any other substance or material, in each case regulated by applicable Environmental Laws;

               (iii) "Hazardous Materials" means (A) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "contaminants," "toxic chemicals," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides," "oil" or related materials as defined in any applicable Environmental Law, or (B) any petroleum or petroleum products, oil, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, radon, and any other substance defined or designated as hazardous, toxic or harmful to human health, safety or the environment under any Environmental Law; and

               (iv)   "Release" has the meaning specified in CERCLA.

     2.21 NO BREACH. Except for (a) filings with the SEC under the Exchange Act, (b) the filing of the Articles of Merger with the Secretary of The Commonwealth of Massachusetts, (c) the filing of the Certificate of Merger with the Secretary of State of Delaware, (d) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the "HSR Act") and (e) matters listed in SECTION 2.21 of the CGI Disclosure Schedule, the execution, delivery and performance of this Agreement by CGI and the consummation by CGI of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-Laws of CGI,
(ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which CGI, any CGI Subsidiary or any CGI Joint Venture is a party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to CGI or the CGI Subsidiaries or by which any of CGI's or the CGI Subsidiaries' assets or properties is bound, (iv) violate any Permit, (v) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (vi) result in the creation of any lien or other encumbrance on the assets or properties of CGI or a CGI Subsidiary, excluding from the foregoing clauses
(iii), (iv), (v) and (vi) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, could not reasonably be expected to have a CGI Material Adverse Effect or interfere with the ability of CGI to consummate the transactions contemplated hereby.

     2.22 BOARD APPROVAL. The Board of Directors of CGI, as of the date of this Agreement, has determined (a) that the Merger is fair to, and in the best interests of, CGI and its stockholders, (b) to propose this Agreement for adoption by CGI's stockholders and to declare the advisability of this Agreement, and (c) to recommend that the stockholders of CGI adopt this Agreement.

     2.23 ANTI-TAKEOVER LAWS. CGI has taken all action necessary such that no "fair price," "control share acquisition," "business combination" or similar statute (including Section 203 of the DGCL) will apply to the execution, delivery or performance of this Agreement.

     2.24 RIGHTS AGREEMENT. The Board of Directors has approved an amendment (the "Rights Amendment") to the CGI Rights Plan so as to provide that (a) Genzyme will not become an "Acquiring Person," (b) no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the CGI Rights Plan) will occur as a result of the approval, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (c) the Rights (as defined in the CGI Rights Plan) will terminate immediately prior to the Effective Time. Promptly following the execution and delivery of this Agreement, CGI shall take all action necessary to make the Rights Amendment effective.

     2.25 OPINION OF CGI'S FINANCIAL ADVISOR. CGI has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of CGI Common Stock, a copy of which opinion has been made available to Genzyme.

     2.26 BROKERAGE. Other than Goldman, Sachs & Co., no broker, finder, agent or similar intermediary has acted on behalf of CGI in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with CGI, or any action taken by CGI. CGI previously has provided Genzyme with a copy of Goldman, Sachs & Co.'s engagement letter.

     2.27 INVESTMENT COMPANY ACT. Neither CGI nor any CGI Subsidiary is an "Investment Company" within the meaning of such term under the Investment Company Act of 1940.

     2.28 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by CGI for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of GGD Stock and shares of Genzyme Replacement Preferred Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by CGI for inclusion or incorporation by reference in the proxy statement/prospectus included in the Registration Statement (the "Proxy Statement/Prospectus"), on the date it is first mailed to holders of CGI Common Stock or at the time of the CGI Stockholders Meeting (as defined in Section 4.6(b)), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                SECTION 3 - REPRESENTATIONS AND WARRANTIES OF GENZYME

     Genzyme hereby makes the following representations and warranties to CGI:

     3.1 ORGANIZATION. Each of Genzyme and each Genzyme Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of Genzyme and each Genzyme Subsidiary is qualified or otherwise authorized to transact business as a foreign corporation or other organization in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on the assets, properties, business, results of operations or financial condition of Genzyme and Genzyme Subsidiaries, taken as a whole (a "Genzyme Material Adverse Effect"); provided, however, that (i) a decline in the GGD Share Price or (ii) litigation arising out of or resulting from the Merger shall not be considered a Genzyme Material Adverse Effect. As used in this Agreement, "Genzyme Subsidiary" means any "significant subsidiary" of Genzyme, as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act, other than Genzyme Transgenics Corporation.

     3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Genzyme has the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Genzyme. This Agreement has been duly executed and delivered by Genzyme and constitutes its valid and binding obligation, enforceable in accordance with its terms.

     3.3 CAPITALIZATION. The authorized capital stock of Genzyme consists of 390,000,000 shares of common stock ("Genzyme Common Stock") and 10,000,000 shares of preferred stock, $0.01 par value per share ("Genzyme Preferred Stock"). Of the Genzyme Common Stock, as of the date of this Agreement, 200,000,000 shares have been designated GGD Stock, 40,000,000 shares have been designated Tissue Repair Division Common Stock, $0.01 par value per share ("GTR Stock"), 40,000,000 have been designated Molecular Oncology Division Common Stock, $0.01 par value per share ("GMO Stock"), 60,000,000 shares have been designated Surgical Products Division Common Stock, $0.01 par value per share ("GSP Stock") and 50,000,000 shares have been undesignated as to series. As of July 31, 1999, 83,362,170 shares of GGD Stock were issued and outstanding, 23,541,737 shares of GTR Stock were issued and outstanding, 12,677,390 shares of GMO Stock were issued and outstanding, and 14,835,161 shares of GSP Stock were issued and outstanding. As of the date of this Agreement, no shares of Genzyme's Preferred Stock are outstanding. Of the Genzyme Preferred Stock, as of the date of this Agreement, 2,000,000, 400,000, 400,000 and 600,000 shares have been designated as Series A Junior Participating Preferred Stock, Series B Junior Participating Preferred Stock, Series C Junior Participating Preferred Stock and Series D Junior Participating Preferred Stock, respectively, and reserved for issuance under Genzyme's Rights Plan. All issued and outstanding shares of GGD Stock, GTR Stock, GMO Stock and GSP Stock are validly issued, fully paid, non-assessable and free of any preemptive rights. As of the Effective Time, Genzyme shall have sufficient shares reserved under its stock option plans for the CGI Options assumed pursuant to Section 1.7

     3.4 SEC REPORTS. Genzyme previously has made available to CGI its (a) Annual Report on Form 10-K for the year ended December 31, 1998 (the "Genzyme 10-K"), as filed with the SEC, (b) all proxy statements relating to Genzyme's meetings of stockholders held since December 31, 1998 and (c) all other documents filed by Genzyme with the SEC under the Exchange Act since December 31, 1998 (together with the documents filed by Genzyme with the SEC under the Exchange Act prior to the Effective Time, the "Genzyme SEC Reports"). As of their respective dates, such documents complied, and all documents filed by Genzyme with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in all material respects with applicable SEC requirements and did not, and in the case of documents filed on or after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1997, Genzyme has timely filed, and between the date of this Agreement and the Closing Date, will timely file with the SEC all documents required to be filed under Sections 13, 14 or 15(d) of the Exchange Act.

     3.5 FINANCIAL STATEMENTS. The consolidated financial statements contained in the Genzyme 10-K and Genzyme's quarterly report on Form 10-Q for the quarter ended June 30, 1999 (the "Genzyme 10-Q") have been prepared from, and are in accordance with, the books and records of Genzyme and fairly present the consolidated financial condition, results of operations and cash flows of Genzyme and its consolidated subsidiaries as of and for the periods presented therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject, in the case of the unaudited financial statements included in the Genzyme 10-Q, to normal year-end and audit adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

     3.6 ABSENCE OF UNDISCLOSED GENZYME LIABILITIES. As at December 31, 1998, Genzyme had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the balance sheet dated December 31, 1998 (or the notes thereto) that were not adequately reflected or reserved against on such balance sheet. Except as disclosed in the Genzyme SEC Reports, Genzyme has no such liabilities, other than liabilities (a) adequately reflected or reserved against on such balance sheet, (b) reflected in Genzyme's unaudited consolidated balance sheet (or the notes thereto) dated June 30, 1999,
(c) incurred since June 30, 1999 in the ordinary course of business or (d) that would not, in the aggregate, have a Genzyme Material Adverse Effect.

     3.7 NO MATERIAL ADVERSE CHANGE. Since June 30, 1999, except as disclosed in the Genzyme SEC Reports, there has not been any event, change or circumstance which has had a Genzyme Material Adverse Effect.

     3.8 ACTIONS AND PROCEEDINGS. Except as set forth in the Genzyme SEC Reports, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Genzyme, threatened against Genzyme or any Genzyme Subsidiary that individually or in the aggregate could reasonably be expected to have a Genzyme Material Adverse Effect or interfere with Genzyme's ability to consummate the transactions contemplated hereby. Except as disclosed in the Genzyme SEC Reports, to the best knowledge of Genzyme, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any suit, action, claim, investigation or proceeding that, individually or in the aggregate, could reasonably be expected to have a Genzyme Material Adverse Effect or interfere with Genzyme's ability to consummate the transactions contemplated hereby.

     3.9 NO BREACH. Except for (a) the filing of the Registration Statement with the SEC, (b) filings required under the Exchange Act, (c) the filing of the Articles of Merger with the Secretary of The Commonwealth of Massachusetts, (d) the filing of the Certificate of Merger with the Secretary of State of Delaware, (e) the filing of a Notification and Report form under the HSR Act and
(f) subject to any approvals or consents required under Genzyme's credit agreements, the delivery and performance of this Agreement by Genzyme and consummation by its of the transactions contemplated hereby will not (i) violate any provision of the charter or by-laws of Genzyme, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Genzyme or a Genzyme Subsidiary is party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Genzyme or a Genzyme Subsidiary or by which any of their assets or properties is bound, (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (v) result in the creation of any lien or other encumbrance on the assets or properties of Genzyme or a Genzyme Subsidiary, excluding from the foregoing clauses (ii), (iii), (iv) and (v) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not have a Genzyme Material Adverse Effect or interfere with Genzyme's ability to consummate the transactions contemplated hereby.

     3.10 INTELLECTUAL PROPERTY. Genzyme and the Genzyme Subsidiaries own, or are licensed to use, or otherwise have the right to use, all patents, trademarks, servicemarks, tradenames, trade secrets, franchises and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of their businesses except (a) to the extent failure to have such ownership or licenses could not reasonably be expected to have a Genzyme Material Adverse Effect or
(b) as disclosed in the Genzyme SEC Reports.

     3.11 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by Genzyme for inclusion in the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Genzyme for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date it is first mailed to holders of CGI Common Stock or at the time of the CGI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.12 MERGER SUB

          (a) Merger Sub will, when it is incorporated, be duly organized, validly existing and in good standing as a Massachusetts corporation, with the requisite corporate power to own, lease and operate the property and carry on the business as now being conducted by CGI.

          (b) All of the capital stock of Merger Sub prior to and at the Effective Time will be duly authorized, validly issued, fully paid and nonassessable and owned of record and beneficially by Genzyme.

          (c) Merger Sub shall be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, prior to the Effective Time, will not have engaged in any other business activities.

          (d) Merger Sub will have the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be duly authorized by all necessary corporate action on the part of Merger Sub.

          (e) Except for (i) the filing of the Articles of Merger with the Secretary of The Commonwealth of Massachusetts, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware and (iii) the filing of a Notification and Report form under the HSR Act, the performance of this Agreement by Merger Sub and consummation by its of the transactions contemplated hereby will not (A) violate any provision of the charter or by-laws of Merger Sub, (B) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Merger Sub is party or to which it or its assets or properties is bound or subject, (C) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Merger Sub or by which any of its assets or properties is bound, (D) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (E) result in the creation of any lien or other encumbrance on its assets or properties, excluding from the foregoing clauses (B), (C), (D) and (E) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not have a material adverse effect on Merger Sub or interfere with Merger Sub's ability to consummate the transactions contemplated hereby.

                         SECTION 4- COVENANTS AND AGREEMENTS

     4.1 CONDUCT OF BUSINESS. Except with the prior written consent of Genzyme and except as otherwise contemplated herein or referred to in Section 4.1 of the CGI Disclosure Schedule, during the period from the date hereof to the Closing Date, CGI shall observe the following covenants:

          (a)  AFFIRMATIVE COVENANTS PENDING CLOSING.  CGI shall:

               (i) PRESERVATION OF PERSONNEL. Use reasonable commercial efforts to preserve intact and keep available the services of present employees of CGI and the CGI Subsidiaries;

               (ii) INSURANCE. Use reasonable commercial efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

               (iii) PRESERVATION OF THE BUSINESS; MAINTENANCE OF PROPERTIES, CONTRACTS. Use reasonable commercial efforts to preserve the business of CGI, and perform and comply in all material respects with the terms of the contracts referred to in Section 2.12.

               (iv) INTELLECTUAL PROPERTY RIGHTS. Use best efforts to preserve and protect the Proprietary Rights;

               (v) ORDINARY COURSE OF BUSINESS. Operate CGI's business solely in the ordinary course consistent with past practices;

               (vi) CGI PREFERRED STOCK. Keep Genzyme informed as to (A) ownership of CGI Series B Convertible Preferred Stock and rights to acquire additional shares of such stock and (B) conversions and redemptions of CGI Series B Convertible Preferred Stock and third-party sales of CGI Series B Convertible Preferred Stock;

               (vii) CGI OPTIONS AND WARRANTS. Take all actions necessary with respect to CGI Options and CGI Warrants to effectuate the terms of this Agreement, provided, however, that Genzyme shall have the right to approve any agreements to modify terms of the underlying instruments; and

               (viii) FDA MATTERS. Subject to the terms of applicable contracts, notify and consult with Genzyme promptly (A) after receipt of any material communication from the

FDA and before giving any material submission to the FDA, and (B) prior to the addition of new clinical trials.

          (b) NEGATIVE COVENANTS PENDING CLOSING. CGI shall not without the prior consent of Genzyme:

               (i) DISPOSITION OF ASSETS. Sell or transfer, or mortgage, pledge, lease or otherwise encumber any of its assets, including its Proprietary Rights, other than sales or transfers in the ordinary course of business and in amounts not exceeding $150,000;

               (ii) LIABILITIES. Incur any indebtedness for borrowed money, obligation or liability or enter into any contracts or commitments involving potential payments to or by CGI or any CGI Subsidiary of $150,000 or more;

               (iii) COMPENSATION. Increase the compensation payable to any officer, director, employee, agent or consultant; or enter into any employment, severance or other agreement with any officer or director of CGI or a CGI Subsidiary; or adopt, or increase the benefits under, any employee benefit plan, except as required by law;

               (iv) CAPITAL STOCK. Make any change in the number of shares of its capital stock authorized, issued or outstanding or grant or accelerate the exercisability of, any option, warrant or other right to purchase, or convert any obligation into, shares of its capital stock, or declare or pay any dividend or other distribution with respect to any shares of its capital stock, or sell or transfer any shares of its capital stock, or redeem or otherwise repurchase any shares of its capital stock, except (A) upon the exercise of convertible securities outstanding on the date of this Agreement and disclosed herein and
(B) redemptions of shares of Series B Convertible Preferred Stock according to their terms;

               (v) CHARTER AND BY-LAWS. Cause, permit or propose any amendments to the Certificate of Incorporation or By-laws of CGI;

               (vi) ACQUISITIONS. Make, or permit to be made, any material acquisition of property or assets outside the ordinary course of business;

               (vii) CAPITAL EXPENDITURES. Authorize any single capital expenditure in excess of $100,000 or capital expenditures which in the aggregate exceed $500,000;

               (viii) ACCOUNTING POLICIES. Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it or restate, or become obligated to restate, the financial statements included in the CGI 10-K or CGI 10-Q;

               (ix) TAX TREATMENT OF MERGER. Take, or permit any of the CGI Subsidiaries to take, any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

               (x) TAXES. Settle or compromise any material federal, state, local or foreign Tax liability, change annual tax accounting period, change any method of Tax accounting, enter into any closing agreement relating to any Tax, surrender any right to claim a Tax refund, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

               (xi) LEGAL. Settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

               (xii) EXTRAORDINARY TRANSACTIONS. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of CGI or any of the CGI Subsidiaries (other than the Merger);

               (xiii) PAYMENT OF INDEBTEDNESS. Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet included in the CGI 10-Q or incurred in the ordinary course of business;

               (xiv) WARN ACT. Effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988;

               (xv) RIGHTS PLAN. Amend, modify or waive any provisions of the CGI Rights Plan, or take any action to redeem the Rights or render the Rights inapplicable to any transaction other than the Merger;

               (xvi) NEW AGREEMENTS/AMENDMENTS. Enter into or modify, or permit a CGI Subsidiary to enter into or modify, any license, development, research or collaboration agreement with any other person or entity other than modifications contemplated by such agreements; or

               (xvii) OBLIGATIONS. Agree or obligate itself to do any of the foregoing.

          (c) CONTROL OF CGI'S BUSINESS. Nothing contained in this Agreement shall give Genzyme, directly or indirectly, the right to control or direct CGI's operations prior to the Effective Time. Prior to the Effective Time, CGI shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

     4.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Effective Time, Genzyme shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of CGI, as is reasonably necessary or appropriate in connection with Genzyme's investigation of CGI with respect to the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of CGI's business and CGI shall cooperate fully therein. No investigation by Genzyme shall diminish or obviate any of the representations, warranties, covenants or agreements of CGI contained in this Agreement. In order that Genzyme may have full opportunity to make such investigation, CGI shall furnish the representatives of Genzyme during such period with all such information and copies of such documents concerning the affairs of CGI as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

     4.3 EXPENSES. Prior to the Effective Time, CGI and Genzyme shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants, except that each of Genzyme and CGI shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Prospectus/Proxy Statement.

     4.4 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the parties shall use their reasonable commercial efforts to obtain all authorizations, consents and Permits of others, necessary or desirable in connection with the consummation of the Merger.

     4.5 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its respective reasonable commercial efforts to take other such actions to ensure that, to the extent within its control or capable of influence by it, the transactions contemplated by this Agreement shall be fully carried out in a timely fashion. Genzyme agrees not to take, or permit any of the Genzyme Subsidiaries to take, any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Nothing in this Agreement shall require Genzyme or any Genzyme subsidiary (prior to or following the Merger) to license, sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to license, sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the license, sale, holding separate or other disposition of, any assets of Genzyme or any Genzyme Subsidiary, whether as a condition to obtaining any approval from a governmental entity or any other person or for any other reason.

     4.6  PREPARATION OF DISCLOSURE DOCUMENTS

          (a) As soon as practicable following the date of this Agreement, CGI and Genzyme shall prepare the Proxy Statement/Prospectus. CGI shall, in cooperation with Genzyme, file the Proxy Statement/Prospectus with the SEC as its preliminary proxy statement and Genzyme shall, in cooperation with CGI, prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of CGI and Genzyme shall use reasonable commercial efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. CGI shall mail the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate supplemental or amended proxy material, and, if required in connection therewith, resolicit proxies.

          (b) (i) CGI shall, as soon as practicable following the date of this Agreement and the effectiveness of the Registration Statement, duly call, give notice of, convene and hold a meeting of its stockholders (the "CGI Stockholders Meeting") for the purpose of obtaining the required stockholder votes with respect to this Agreement, including any required votes by holders of the CGI Series B Convertible Preferred Stock, and any other vote of the CGI Series B Convertible Stock reasonably requested by Genzyme, (ii) the Board of Directors of CGI, unless otherwise required pursuant to the applicable fiduciary duties of the Board of Directors of CGI to the stockholders of CGI (as determined in good faith by the Board of Directors of CGI based upon the advice of outside counsel), shall recommend adoption of this Agreement by its stockholders and (iii) CGI shall take all lawful action to solicit such adoption.

          (c) Except as required by law, no amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be made by Genzyme or CGI without the approval of the other party (which shall not be unreasonably withheld). Each party shall advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order by the SEC, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (d) CGI shall use reasonable efforts to cause to be delivered to Genzyme a letter from CGI's independent public accountants, dated the date on which the Registration Statement shall become effective, addressed to CGI and Genzyme, in form and substance reasonably satisfactory to Genzyme and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     4.7 PUBLIC ANNOUNCEMENTS. Genzyme will consult with CGI, and CGI will consult with Genzyme, and each will get the approval of the other (which will not be unreasonably withheld), before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law.

     4.8 AFFILIATE LETTERS. Prior to the Closing Date, CGI shall identify to Genzyme all persons who, at the time of the CGI Stockholders Meeting, CGI believes may be "affiliates" of CGI within the meaning of Rule 145 under the Securities Act. CGI shall use its best efforts to provide Genzyme with such information as Genzyme shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of CGI. CGI shall use its best efforts to deliver to Genzyme prior to the Closing Date a letter from each of such affiliates identified by CGI and Genzyme in substantially the form attached hereto as EXHIBIT B (the "Affiliate Letters").

     4.9 NASDAQ EXCHANGE LISTINGS. Prior to the Closing Date, Genzyme shall file with Nasdaq a Notification for Listing of Additional Shares covering the shares of GGD Stock to be issued in the Merger. Prior to the Closing Date, CGI shall take such actions as are necessary so that trading of CGI Common Stock on Nasdaq ceases prior to the Effective Time.

     4.10 NO SOLICITATION. CGI will not, and will not permit any of its directors, officers, employees, agents or other representatives (including any financial advisors or attorneys) or those of any of CGI Subsidiary to (a) solicit, initiate, facilitate or encourage discussions with any person, other than Genzyme, relating to the possible acquisition of CGI or any CGI Subsidiary or of all or a material portion of the assets or capital stock of CGI or any CGI Subsidiary or any merger, reorganization, consolidation, business combination, share exchange, recapitalization, dissolution, liquidation or similar transaction involving CGI or any CGI Subsidiary (an "Alternative Transaction"), (b) participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any person to do or to seek any Alternative Transaction or (c) grant any waiver or release under any standstill or similar
agreement.   Notwithstanding the foregoing, CGI and the Board of Directors of
CGI shall be permitted to (i) to the extent applicable, comply with Rule 14e-2(a) under the Exchange Act with regard to an Alternative Transaction and
(ii) engage in any discussions or negotiations with, or provide any information to, a person who makes an unsolicited bona fide written proposal for an Alternative Transaction with terms which the Board of Directors of CGI determines in its good faith judgment (after consultation with its financial advisor) to be more favorable to CGI's stockholders than the Merger and for which financing, to the extent required, is then committed, if and only to the extent that, in the case of the actions referred to in clause (ii), (A) CGI is not in breach of its obligations under this Section 4.10, (B) the Board of Directors of CGI concludes in good faith, based on the advice of its outside legal counsel, that the provision of such information or the engaging in such negotiations or discussions is required by the directors' fiduciary duties in accordance with Delaware law and (C) prior to providing any information or data to any person in connection with an Alternative Transaction, the Board of Directors of CGI receives from such person an executed confidentiality agreement with terms substantially similar to those contained in the confidentiality agreement (the "Confidentiality Agreement") dated May 7, 1999 between Genzyme and CGI, as amended by the amendment thereto dated July 23, 1999 (except as to standstill provisions, provided that if CGI enters into a confidentiality agreement without standstill provisions or without standstill provisions that are substantially similar to those in the Confidentiality Agreement, then Genzyme shall be relieved of the standstill provisions in the Confidentiality Agreement). CGI shall notify Genzyme promptly (and, in any case, within one business day) of any written inquiries, proposals or offers received by, any information requested from, or any discussions or negotiations sought to be initiated or continued with, any of its representatives concerning an Alternative Transaction, indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers. CGI agrees that it will keep Genzyme informed, on a prompt basis (and, in any case, within one business day), of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. CGI agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any proposed Alternative Transaction or similar transaction or arrangement and will not waive any rights under any confidentiality agreements entered into with such parties. CGI agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this
Section 4.10 of the obligations undertaken in this Section 4.10.

     4.11 REGULATORY FILINGS. As soon as is reasonably practicable, CGI and Genzyme each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") any Notification and Report Forms relating to the Merger required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification and control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. CGI and Genzyme each shall promptly
(a)
supply the other with any information which may be required in order to make such filings and (b) supply any additional information which may be requested by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties reasonably deem appropriate.

     4.12 TERMINATION OF 401(k) PLAN. CGI agrees to terminate its 401(k) Plan immediately prior to the Closing, unless the Genzyme, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing CGI with written notice of its election at least three (3) days prior to the Closing Date.

     4.13 NOTIFICATION OF CERTAIN MATTERS Between the date hereof and the Closing Date, CGI shall give prompt notice to Genzyme, and Genzyme shall give prompt notice to CGI, of (a) the occurrence or non-occurrence of any event or circumstance the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (b) any failure of CGI or Genzyme, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     4.14 REGISTRATION OF CERTAIN SHARES. Promptly after the Effective Time, Genzyme shall file registration statements on Form S-8 (or any successor or other appropriate form), with respect to the shares of GGD Stock subject to CGI Stock Options, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such options or purchase rights remain outstanding.

     4.15 EMPLOYEE MATTERS.

          (a) Genzyme will give individuals who are employed by CGI and the CGI Subsidiaries immediately prior to the Effective Time and remain as employees of Genzyme or a Genzyme subsidiary ("Affected Employees") full credit for purposes of eligibility, vesting, benefit accrual (excluding, however, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Genzyme or any subsidiary of Genzyme for such Affected Employees' service with CGI or any subsidiary of CGI to the same extent recognized by CGI immediately prior to the Effective Time.

          (b) Genzyme will waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time.

          (c) As of the Effective Time, Genzyme shall assume and honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between CGI or any subsidiary and any director, officer or employee thereof except as otherwise expressly agreed between Genzyme and such person.

     4.16 INDEMNIFICATION

          (a) From and after the Effective Time, Genzyme will cause the Surviving Corporation to fulfill and honor in all respects the obligations, to the extent legally permissible, of CGI pursuant to the indemnification agreements listed in Section 4.16 between CGI and certain of its directors and officers (the "Indemnified Parties") and any indemnification provisions under CGI's Certificate of Incorporation or By-laws as in effect on the date hereof.

          (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges with any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers substantially all of its assets to any person in a single transaction or a series of transactions, then, and in each such case, Genzyme will either guarantee the indemnification obligations referred to in this Section 4.16 or will make or cause to be made proper provision so that the successors and assigns of the Surviving Corporation assumes the indemnification obligations described herein for the benefit of the Indemnified Parties.

          (c) The provisions of this Section 4.16 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and
(ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          (d) For a period of six years after the Effective Time, Genzyme shall use its best efforts to maintain in effect the current level and scope of directors' and officers' liability insurance policy (a copy of which has previously been delivered to Genzyme); provided, however, that in no event shall Genzyme be required to expend in any one year in excess of 150% of the annual premium currently paid by CGI for such coverage.

     4.17 SALE OF ABGNIX STOCK. To the extent requested by Genzyme, prior to the Closing Date, CGI shall sell a sufficient number of shares of common stock of Abgenix, Inc. such that, as of the Closing Date, CGI shall own fewer than 20% of the shares of Abgenix common stock then outstanding.

                 SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                        OF EACH PARTY TO CONSUMMATE THE MERGER

     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver by mutual consent of the other party, at or before the Effective Time, of each of the following conditions:

     5.1 STOCKHOLDER APPROVAL. CGI shall have obtained the required vote of holders of CGI Common Stock necessary to adopt this Agreement.

     5.2 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and shall remain effective and shall not be subject to a stop order at the Effective Time.

     5.3 ABSENCE OF ORDER. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     5.4 REGULATORY APPROVALS. All approvals from governmental entities shall have been obtained; provided, however, that the conditions of this Section 5.4 shall not apply to any party whose failure to fulfill its obligations under this Agreement shall have been the cause of, or shall have resulted in, such failure to obtain such approval.

     5.5 HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

               SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                          GENZYME TO CONSUMMATE THE MERGER

     The obligations of Genzyme to consummate the Merger are subject, to the fulfillment of the following conditions, any one or more of which may be waived by Genzyme:

     6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by CGI in this Agreement (a) shall have been accurate as of the date of this Agreement and (b) shall be accurate as of the Closing Date as if made on and as of the Closing Date, except (i) to the extent such representations and warranties speak as of a specific date which shall be accurate in all material respects as of such date and (ii) other than with respect to the representations and warranties contained in Sections 2.3, 2.8(a) and 2.16 (as it relates to JT), where the failure to be true and correct, considered in the aggregate, could not reasonably be expected to have a CGI Material Adverse Effect. The representations and warranties in Sections 2.3, 2.8(a) and 2.16 (as it relates to JT) shall be accurate as of the Closing Date as if made on and as of the Closing Date. CGI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. CGI shall have delivered to Genzyme a certificate from its chief executive officer, dated the Closing Date, to the foregoing effect.

     6.2 CORPORATE CERTIFICATES. CGI shall have delivered a copy of the Certificate of Incorporation of CGI, as in effect immediately prior to the Closing Date, certified by the Delaware Secretary of State and a certificate, as of the most recent practicable date, of the Delaware Secretary of State as to CGI's corporate good standing.

     6.3 SECRETARY'S CERTIFICATE. CGI shall have delivered a certificate of the Secretary of CGI, dated as of the Closing Date, certifying as to (a) the incumbency of officers of CGI executing documents executed and delivered in connection herewith, (b) a copy of the By-Laws of CGI, as in effect from the date this Agreement was approved by the Board of Directors of CGI until the Closing Date and (c) a copy of the resolutions of the Board of Directors of CGI authorizing and approving the applicable matters contemplated hereunder.

     6.4 AFFILIATE LETTERS. Genzyme shall have received the Affiliate Letters referred to in Section 4.8.

     6.5 PREFERRED STOCK APPROVAL. CGI shall have obtained all necessary approvals of the terms of the Genzyme Replacement Preferred Stock and purchase rights from the holders of the CGI Series B Convertible Preferred Stock.

     6.6 TAX OPINION. Genzyme shall have received the opinion of Palmer & Dodge LLP, counsel to Genzyme, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion (a) the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (b) each of CGI and Genzyme will be a party to that reorganization within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned on receipt of representation letters from each of CGI and Genzyme. The specific provisions of each such representation letter shall be in form and substance satisfactory to Palmer & Dodge LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Closing Date.

     6.7 CERTIFICATE OF MERGER. CGI shall have executed and delivered the Articles of Merger and Certificate of Merger referred to in Section 1.2.

                SECTION 7- CONDITIONS PRECEDENT TO THE OBLIGATION OF
                            CGI TO CONSUMMATE THE MERGER

     The obligation of CGI to consummate the Merger is subject to the fulfillment of the following conditions, any one or more of which may be waived by it:

     7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Except for changes contemplated by this Agreement, the representations and warranties made by Genzyme in this Agreement (a) shall have been accurate as of the date of this Agreement, and (b) shall be accurate as of the Closing Date as if made on and as of the Closing Date (without giving effect to any materiality or knowledge qualifications contained therein), except (i) to the extent such representations and warranties speak as of a specific date which shall be accurate in all material respects as of such date and (ii) where failure to be true and correct, considered in the aggregate, could not reasonably be expected to have a Genzyme Material Adverse Effect. Genzyme shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Genzyme shall have delivered to CGI a certificate from an authorized officer dated the Closing Date, to the foregoing effect.

     7.2 TAX OPINION. CGI shall have received the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to CGI, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion (a) the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (b) each of CGI and Genzyme will be a party to that reorganization within
the meaning of Section 368(b) of the Code.   The issuance of such opinion
shall be conditioned on receipt of representation letters from each of CGI and Genzyme. The specific provisions of each such representation letter shall be in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Palmer & Dodge LLP, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Closing Date.

     7.3 MERGER DOCUMENTS. Genzyme shall have executed and delivered the Articles of Merger and Certificate of Merger referred to in Section 1.2.

                    SECTION 8 - TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after adoption by holders of CGI Common
Stock:

          (a) by either CGI or Genzyme, by written notice to the other, if the Effective Time shall not have occurred on or before May 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(a) shall not be available to any party whose breach of a representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (b) by CGI (provided that CGI is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to Genzyme, if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties contained in this Agreement on the part of Genzyme, which breach is either not cured within twenty (20) days following written notice to Genzyme or by its nature cannot be cured;

          (c) by Genzyme (provided that Genzyme is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to CGI, if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties contained in this Agreement on the part of CGI, which breach is either not cured within twenty (20) days following written notice to CGI or by its nature cannot be cured;

          (d) by either Genzyme or CGI, by written notice to the other, if any governmental entity shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction or other action shall have become final and non-appealable;

          (e) by either Genzyme or CGI, by written notice to the other, if the stockholders of CGI shall not have adopted this Agreement within sixty (60) days after (i) the Registration Statement has been declared effective by the SEC or
(ii) the date of the most recent supplemental proxy materials the SEC requires CGI to distribute to its stockholders; provided, however, that it shall be a condition precedent to the termination of this Agreement by CGI pursuant to this
Section 8.1(e) that CGI shall have made any payment required by Section 8.3; and provided, further however, that the right to terminate this Agreement under this Section

8.1(e) shall not be available to any party whose breach of a representations or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of stockholder adoption of this Agreement on or before such date;

          (f)  by Genzyme, by written notice to CGI, if CGI's Board of Directors
(i) fails to include in the Proxy Statement/Prospectus its recommendation that CGI's stockholders vote to adopt this Agreement, (ii) withdraws or modifies in a manner adverse to Genzyme its approval of or its recommendation that its stockholders vote for the adoption of this Agreement, (iii) adopts resolutions approving or otherwise authorizes or recommends an Alternative Transaction or
(iv) fails to recommend against a tender or exchange offer in any position taken pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act;

          (g) by CGI, if as a result of a proposal for an Alternative Transaction, the Board of Directors of CGI, shall have determined in good faith, based upon of the advice of outside legal counsel, that the directors are obligated by their fiduciary duties in accordance with Delaware law to terminate this Agreement; provided, however, that it shall be a condition precedent to the termination of this Agreement by CGI pursuant to this Section 8.1(g) that CGI shall have made the payment required by Section 8.3;

          (h)  at any time with the written consent of Genzyme and CGI.

     8.2  EFFECT OF TERMINATION.  If this Agreement is terminated as provided in
Section 8.1, this Agreement shall forthwith become void and have no effect, without liability on the part of Genzyme and CGI and their respective directors, officers or stockholders, except that (a) the provisions of this Section 8,
Section 4.3 relating to expenses, and Section 4.7 relating to publicity shall survive, and (b) no such termination shall relieve any party from liability by reason of any willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

     8.3  TERMINATION FEE

          (a) FEE. If this Agreement is terminated by CGI pursuant to Section 8.1(e) or (g), or by Genzyme pursuant to (i) Section 8.1 (e) or (f) or (ii) due to a breach of Section 4.10, then CGI will make a cash payment to Genzyme of $15,000,000, provided that no fee shall be owed if this Agreement is terminated pursuant to 8.1(e) unless at the time of termination there shall have been announced and not withdrawn an Alternative Transaction. CGI shall pay Genzyme concurrently with CGI terminating the Agreement and within one business day of Genzyme terminating the Agreement.

          (b) PAYMENTS. Any payments required by this Section 8.3 will be payable by CGI by wire transfer of immediately available funds to an account designated by Genzyme.

     8.4 AMENDMENT. This Agreement may not be amended except by an instrument signed by each of the parties hereto; provided, however, that after adoption of this Agreement by the stockholders of CGI, without the further approval of the stockholders of CGI, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided in Section 1.6 or (b) alters or changes any of the terms and conditions of this

Agreement if such alteration or change would materially adversely affect the stockholders of CGI.

     8.5 WAIVER. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                              SECTION 9 - MISCELLANEOUS

     9.1 NO SURVIVAL. None of the representations and warranties of CGI or Genzyme contained herein shall survive the Effective Time, and only those covenants and agreements contained herein that by their terms are to be performed after the Effective Time shall survive the Effective Time.

     9.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

          (a)  if to Genzyme, to:

               Genzyme Corporation
               One Kendall Square
               Cambridge, Massachusetts 02139
               Attn:  Chief Legal Officer
               Telephone:     (617) 252-7500
               Facsimile:     (617) 252-7553

               with a copy to:

               Palmer & Dodge LLP
               One Beacon Street
               Boston, Massachusetts  02108
               Attn:  Paul Kinsella
               Telephone:     (617) 573-0100
               Facsimile:     (617) 227-4420

          (b)  if to CGI, to:

               Cell Genesys, Inc.
               342 Lakeside Drive
               Foster City, California  94404
               Attn:  President
               Telephone:     (650) 425-4400
               Facsimile:     (650) 349-5213

               with a copy to:


               Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road
               Palo Alto, California 94304
               Attn:  Barry Taylor
                      Michael Kennedy
               Telephone:     (650) 493-9300
               Facsimile:     (650) 493-6811

Any party may by notice given in accordance with this Section 9.2 to the other parties designate another address or person for receipt of notices hereunder.

     9.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the Merger and related transactions, and supersede all prior agreements, written or oral, between the parties with respect thereto, other than the Confidentiality Agreement, which shall survive execution of this Agreement, as modified by Section 4.10 hereof.

     9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflict of law provisions, except to the extent that the laws of the State of Delaware apply to the Merger and the rights of CGI stockholders relative to the Merger.

     9.5  BINDING EFFECT; NO ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES.

          (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other party hereto.

          (b) Other than Section 4.16, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Genzyme and CGI and their respective successors and permitted assigns and right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.6 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     9.7 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

     9.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

     9.9 SUBMISSION TO JURISDICTION; WAIVER. Each of CGI and Genzyme irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of The Commonwealth of Massachusetts and each of CGI and Genzyme hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of CGI and Genzyme hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     9.10 ENFORCEMENT. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     9.11 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger under seal as of the date first stated above.

                                   GENZYME CORPORATION




                                   By     /s/ Peter Wirth
                                     --------------------------------------
                                        Name:     Peter Wirth
                                        Title:    Executive Vice President


                                   By     /s/ Evan M. Lebson
                                     --------------------------------------
                                        Name:     Evan M. Lebson
                                        Title:    Treasurer


                                   CELL GENESYS, INC.



                                   By     /s/ Stephen A. Sherwin
                                     --------------------------------------
                                   Name:     Stephen A. Sherwin
                                   Title:    President